Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On December 17, 2019, Zafgen, Inc. (“Zafgen”), Chondrial Therapeutics Inc. (“Chondrial”), Zordich Merger Sub, Inc. (“Merger Sub”) and Chondrial Holdings, LLC (“Holdings”), the sole stockholder of Chondrial, entered into an Agreement and Plan of Merger, as amended on March 9, 2020 (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Chondrial, with Chondrial surviving as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). The Merger was completed on May 28, 2020 pursuant to the terms of the Merger Agreement. In addition, immediately prior to the closing of the Merger, Zafgen effected a 1-for-12 reverse stock split (the “Reverse Stock Split”) of Zafgen’s common stock, par value $0.001 per share (the “Zafgen Common Stock”). At the effective time of the Merger (the “Effective Time”), each share of Chondrial’s common stock, par value $0.001 per share (“Chondrial Common Stock”), outstanding immediately prior to the Effective Time was converted into the right to receive shares of Zafgen based on an exchange ratio set forth in the Merger Agreement. At the Effective Time following the Reverse Stock Split, the exchange ratio was determined to be 60,912.5005 shares of Zafgen Common Stock for each share of Chondrial Common Stock (the “Exchange Ratio”). At the closing of the Merger on May 28, 2020, Zafgen issued an aggregate of 6,091,250 shares of its common stock to Holdings (the “Merger Shares”), based on the Exchange Ratio after giving effect to the Reverse Stock Split described below. Holdings subsequently distributed the Merger Shares to its members. In connection with the Merger, Zafgen changed its name to Larimar Therapeutics, Inc.

The following unaudited pro forma combined financial information gives effect to the Merger. Except as otherwise noted, the unaudited pro forma combined financial information also gives effect to the Reverse Stock Split. Amounts in the historical Zafgen and historical Chondrial columns of the unaudited pro forma combined financial statements do not give effect to the Reverse Stock Split.

The Merger has been accounted for as a business combination using the acquisition method of accounting under the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The merger was accounted for as a reverse acquisition with Chondrial being deemed the acquiring company for accounting purposes. Under ASC 805, Chondrial, as the accounting acquirer, recorded the assets acquired and liabilities assumed of Zafgen in the merger at their fair values as of the acquisition date, which was then adjusted for the difference between the purchase price and the fair value of the assets acquired.

Chondrial was determined to be the accounting acquirer based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to the merger, including: (1) shareholders of Chondrial own a substantial majority of the voting rights of the combined company; (2) the majority of the board of directors of the combined company is composed of directors designated by Chondrial under the terms of the merger; and (3) existing members of Chondrial management became the management of the combined company.

Because Chondrial has been determined to be the accounting acquirer in the Merger, but not the legal acquirer, the Merger is deemed a reverse acquisition under the guidance of ASC 805. As a result, upon consummation of the Merger, the historical financial statements of Chondrial became the historical financial statements of the combined company.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 gives effect to the merger as if it took place on January 1, 2019 and combines the historical results of Zafgen and Larimar for the nine months ended September 30, 2020 and Zafgen and Chondrial for the year ended December 31, 2019. The historical financial statements have been adjusted to give pro forma effect to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) are expected to have a continuing impact on the combined results of operations of the combined company.

These pro forma results exclude the presentation of a pro forma consolidated combined balance sheet. The Company has presented a September 30, 2020 condensed consolidated balance sheet in its Financial Information filed with its Form 10-Q for the period ended September 30, 2020, which reflect the actual balance sheet impacts of the merger.

The unaudited pro forma combined financial information is based on assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma combined financial information does not give effect to the potential impact of operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Zafgen and Chondrial been a combined company during the specified periods.

Concurrently with the closing of the Merger, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with certain accredited investors (“Purchasers”) for the sale by the Company in a private placement (the “Private Placement”) of 6,105,359 shares (“Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and pre-funded warrants to purchase an aggregate of 628,403 shares of the Company’s Common Stock ( “Pre-Funded Warrants”), for a price of $11.88 per share of Common Stock and $11.87 per Pre-Funded Warrant. The following unaudited pro forma combined financial information also gives effect to the Private Placement. The Pre-Funded Warrants were immediately exercisable at an exercise price of $0.01 and are exercisable indefinitely.

The Private Placement closed on June 1, 2020. The aggregate gross proceeds for the issuance and sale of the Shares and Pre-Funded Warrants were $80.0 million and, after deducting certain of the Company’s expenses, the net proceeds received by the Company in the Private Placement were $75.4 million.

The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the separate historical consolidated financial statements of Larimar, Zafgen and Chondrial. Zafgen’s historical audited consolidated financial statements for the years ended December 31, 2019, 2018 and 2017 are included in Zafgen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2020. Chondrial’s historical audited consolidated financial statements for the years ended December 31, 2019 and 2018 are included as Exhibit 99.3 on the Form 8-K/A, as filed with the SEC on June 26, 2020, and Larimar’s historical unaudited condensed consolidated financial statements for the nine months ended September 30, 2020 are included in Larimar’s Quarterly Report on Form 10-Q, as filed with the SEC on November 12, 2020.

Unaudited Pro Forma Combined Statements of Operations

For the Nine Months Ended September 30, 2020

(in thousands, except share and per share amounts)

	Historical		Merger Pro Forma Adjustments	Note 5	Pro Forma Combined	Private Placement	Note 7	Pro Forma Combined
	Larimar	Zafgen
Operating expenses:
Research and development	$20,833	$(93)	$—		$20,740	$—		$20,740
General and administrative	7,575	8,709	(4,072)	a	12,212	—		12,212
Restructuring charges	—	8,632	—		8,632	—		8,632

Total operating expenses	28,408	17,248	(4,072)		41,584	—		41,584

Loss from operations	(28,408)	(17,248)	4,072		(41,584)	—		(41,584)

Other income (expense):
Other income	130	346	—		476	—		476
Interest expense	—	(769)	740	b	(29)	—		(29)

Total other (expense) income, net	130	(423)	740		447	—		447

Net loss	$(28,278)	$(17,671)	$4,812		$(41,137)	$—		$(41,137)

Net loss per share, basic and diluted	$(2.69)				$(4.46)			$(2.57)

Weighted average common shares outstanding, basic and diluted	10,505,826		(1,290,239)	c	9,215,587	6,769,022	a	15,984,609

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statements of Operations

For the year ended December 31, 2019

(in thousands, except share and per share amounts)

			Merger		Pro			Pro
	Historical		Pro Forma		Forma	Private		Forma
	Chondrial	Zafgen	Adjustments	Note 5	Combined	Placement	Note 7	Combined
Operating expenses:
Research and development	$20,790	$23,886	$—		$44,676	$—		$44,676
General and administrative	2,424	16,215	(1,421)	a	17,218	—		17,218
Restructuring charges	—	5,553	—		5,553	—		5,553

Total operating expenses	23,214	45,654	(1,421)		67,447	—		67,447

Loss from operations	(23,214)	(45,654)	1,421		(67,447)	—		(67,447)

Other income (expense):
Interest income	—	1,989	—		1,989	—		1,989
Interest expense	—	(1,766)	1,729	b	(37)	—		(37)
Other income	82	—	—		82	—		82
Foreign currency transaction gains, net	—	25	—		25	—		25

Total other income, net	82	248	1,729		2,059	—		2,059

Net loss	$(23,132)	$(45,406)	$3,150		$(65,388)	$—		$(65,388)

Net loss per share, basic and diluted	$(231,320.00)	$(1.22)			$(7.10)			$(4.09)

Weighted average common shares outstanding, basic and diluted	100	37,347,199	(28,131,712)	c	9,215,587	6,769,022	a	15,984,609

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

(1)	Description of the Transactions

Merger of Chondrial and Zafgen

On December 17, 2019, Zafgen, Chondrial, Merger Sub and Holdings, the sole stockholder of Chondrial, entered into a Merger Agreement, pursuant to which Merger Sub merged with and into Chondrial, with Chondrial surviving as a wholly owned subsidiary of the Company and the surviving corporation of the merger. The Merger was completed on May 28, 2020 pursuant to the terms of the Merger Agreement. In addition, immediately prior to the closing of the Merger, Zafgen effected a 1-for-12 reverse stock split of Zafgen’s common stock, par value $0.001 per share. At the Effective Time of the Merger, each share of Chondrial’s common stock, par value $0.001 per share, outstanding immediately prior to the Effective Time was converted into the right to receive shares of Zafgen based on an exchange ratio set forth in the Merger Agreement. At the Effective Time following the Reverse Stock Split, the Exchange Ratio was determined to be 60,912.5005 shares of Zafgen Common Stock for each share of Chondrial Common Stock. At the closing of the Merger on May 28, 2020, Zafgen issued an aggregate of 6,091,250 shares of its common stock to Holdings, based on the Exchange Ratio after giving effect to the Reverse Stock Split described below. Holdings subsequently distributed the Merger Shares to its members.

Private Placement Offering

Concurrently with the closing of the Merger, the Company entered into a Purchase Agreement with certain Purchasers for the sale by the Company in a private placement of 6,105,359 shares of the Company’s common stock, par value $0.001 per share, and Pre-Funded Warrants to purchase an aggregate of 628,403 shares of the Company’s Common Stock, for a price of $11.88 per share of Common Stock and $11.87 per Pre-Funded Warrant. The Pre-Funded Warrants were immediately exercisable at an exercise price of $0.01 and are exercisable indefinitely.

The Private Placement closed on June 1, 2020. The aggregate gross proceeds for the issuance and sale of the Shares and Pre-Funded Warrants were $80.0 million and, after deducting certain of the Company’s expenses, the net proceeds received by the Company in the Private Placement were $75.4 million.

(2)	Basis of Presentation

The accompanying unaudited pro forma combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 give effect to the Merger as if each occurred on January 1, 2019. The unaudited pro forma combined statements were prepared using:

•	the historical audited consolidated Statement of Operations of Chondrial for the year ended December 31, 2019;

•	the historical audited consolidated Statements of Operations of Zafgen for the year ended December 31, 2019;

•	the historical unaudited condensed consolidated financial statements of Larimar for the nine months ended September 30, 2020; and

•	the historical unaudited accounting records of Zafgen for period January 1, 2020 through May 28, 2020, the effective date of the merger

Except as otherwise noted, the unaudited pro forma combined financial information also gives effect to the Reverse Stock Split. Amounts in the historical Chondrial and historical Zafgen columns of the unaudited pro forma combined financial statements do not give effect to the Reverse Stock Split.

The unaudited condensed consolidated financial statements of Zafgen for the period January 1, 2020 through May 28, 2020 includes the impact of Zafgen’s restructuring, which occurred just prior to the Effective Time, and consisted of terminating all remaining employees of Zafgen. The total expense associated with the restructuring was $8.6 million was comprised of $3.4 million of severance and $5.2 million from the acceleration of vesting of time-based options that accelerated on change in control.

The unaudited pro forma combined financial information does not include the impacts of any revenue, cost or other operating synergies that may result from the Merger or any related restructuring costs that may be contemplated.

(3)	Accounting for the Merger

Based on the Common Stock Exchange Ratio of 60,912.5005 set forth above, immediately following the Merger, former Zafgen stockholders, Zafgen option holders and other persons holding securities or other rights directly or indirectly convertible, exercisable or exchangeable for Zafgen Common Stock (collectively, the “Zafgen Securityholders”) owned approximately 34% of the outstanding capital stock of the combined company, and the former Chondrial stockholder, Chondrial Therapeutics Holdings, LLC (“Holdings”), owned approximately 66% of the outstanding capital stock of the combined company. At the closing of the Merger, all shares of Chondrial Common Stock were exchanged for an aggregate of 6,091,250 shares of Zafgen Common Stock, after giving effect to the Reverse Stock Split.

In addition, pursuant to the terms of the Merger Agreement, Zafgen assumed all outstanding options to purchase shares of Holdings Common Units at the closing of the Merger. At the closing of the Merger, such options became options to purchase an aggregate of 330,818 shares of Zafgen Common Stock, after giving effect to the Reverse Stock Split.

The total purchase price paid in the Merger has been allocated to the tangible and intangible assets acquired and liabilities assumed of Zafgen based on their fair values as of the completion of the Merger. Transaction costs primarily included bank fees and professional fees associated with legal counsel, auditors and printers. The following summarizes the purchase price paid in the Merger (in thousands, except share and per share amounts):

Number of shares of the combined organization owned by Zafgen stockholders(1)	3,124,337
Multiplied by the fair value per share of Zafgen common stock(2)	$11.88

Fair value of consideration issued in effect of the Merger	$37,119
Transaction costs	$1,715

Purchase price:	$38,834.00

(1)	The number of shares of 3,124,337 represents the historical 37,492,044 shares of Zafgen common stock outstanding immediately prior to the closing of the Merger, adjusted for the Reverse Stock Split.
(2)	Based on the last reported sale price of Zafgen common stock on the Nasdaq Global Market on May 28, 2020, the closing date of the Merger, and after giving effect to the Reverse Stock Split.

The following summarizes the allocation of the purchase price to the net tangible and intangible assets acquired (in thousands):

Cash and cash equivalents	$40,595
Marketable debt securities	1,014
Other current and noncurrent assets	357
Property and equipment, net	398
Restricted cash	1,339
Right-of-use asset	3,806
Current liabilities including current portion of lease liability	(2,685)
Lease liability, net of current portion	(5,990)

Purchase price	$38,834

The allocation of the purchase price for the Merger was based on estimates of the fair value of the net assets acquired, which was then adjusted for the difference between the purchase price and the fair value of the assets acquired. Larimar did not assign any value to intangible assets. Operating lease liabilities have been measured at the present value of the remaining lease payments, as if the acquired leases were new leases of the acquirer at the acquisition date. The operating lease right-of-use assets have been measured at the same amount as the lease liability as adjusted to reflect terms of the leases compared to market terms. The excess of the purchase price over the fair value of the assets and liabilities was allocated to the operating right-of-use asset and fixed assets.

(4)	Shares of Zafgen Common Stock Issued to Chondrial Stockholder upon Closing of the Merger

As part of the Merger, all outstanding shares of Chondrial Common Stock were exchanged for shares of Zafgen Common Stock. Based on the historical 100 shares of Chondrial Common Stock, before giving effect to the Reverse Stock Split, and based on the Common Stock Exchange Ratio determined in accordance with the terms of the Merger Agreement of 730,950.0000, Zafgen issued 6,091,250 shares of Zafgen Common Stock in the Merger, after giving effect to the Reverse Stock Split, determined as follows:

Chondrial Common Stock outstanding immediately prior to the closing of the Merger (before giving effect to the Reverse Stock Split)	100
Common Stock Exchange Ratio	730,950.0000

Shares of Zafgen Common Stock issued to Chondrial’s sole stockholder upon closing of the Merger (before giving effect to the Reverse Stock Split)	73,095,000

Reverse Stock Split Ratio	12.0000

Shares of Zafgen Common Stock issued to Chondrial’s sole stockholder upon closing of the Merger (after giving effect to the Reverse Stock Split)	6,091,250

In addition, in connection with the Merger, Zafgen assumed all of the outstanding options to acquire Holdings stock and such options became exercisable for shares of Zafgen Common Stock following the Merger; refer to Note 3.

(5)	Adjustments to Unaudited Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 2020

In addition, in connection with the Merger, Zafgen assumed all of the outstanding options to acquire Holdings stock and such options became exercisable for shares of Zafgen Common Stock following the Merger; refer to Note 3.

The unaudited pro forma combined statements of operations include pro forma adjustments that are (1) directly attributable to the Merger, (2) factually supportable and (3) expected to have a continuing impact on the results of operations of the combined company. Based on Larimar’s management’s review of Zafgen’s summary of significant accounting policies, the nature and amount of any adjustments to the historical consolidated financial statements of Zafgen to conform to the accounting policies of Chondrial were not significant. The pro forma adjustments are as follows:

(a)

Represents an adjustment to eliminate non-recurring transaction costs of $4.1 million incurred by Zafgen in connection with the merger and recorded as expense in Zafgen’s historical consolidated statement of operations for the period from January 1, 2020 through May 28, 2020 as these expenses are not expected to have a continuing impact on the operating results of the combined company.

(b)	Represents an elimination of interest expense due to the repayment of Zafgen’s Term Loan, which was repaid as part of the Merger.

(c)

To reflect the weighted average shares outstanding for the period after giving effect to the issuance of Zafgen common stock in connection with the merger. As the combined company is in a net loss position, any adjustment for potentially dilutive shares would be anti-dilutive, and as such basic and diluted loss per share are the same. The following table presents these pro forma adjustments without giving effect to the reverse stock split, as follows (presented on a weighted average basis):

Nine Months Ended September 30, 2020
Weighted average common shares outstanding, basic and diluted	10,505,826
Less: Weighted average common shares outstanding associated with the Private Placement	(2,989,240)
Weighted average shares of Zafgen Common Stock outstanding during the period January 1, 2020 through May 28, 2020	1,699,001

Pro forma combined weighted average number of common shares outstanding—basic and diluted	9,215,587

(6)	Adjustments to Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2019

The unaudited pro forma combined statements of operations include pro forma adjustments that are (1) directly attributable to the Merger, (2) factually supportable and (3) expected to have a continuing impact on the results of operations of the combined company. Based on Larimar’s management’s review of Zafgen’s summary of significant accounting policies, the nature and amount of any adjustments to the historical consolidated financial statements of Zafgen to conform to the accounting policies of Chondrial were not significant. The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(a)

Represents an adjustment to eliminate non-recurring transaction costs of $1.4 million incurred by Zafgen in connection with the merger and recorded as expense in Zafgen’s historical consolidated statement of operations for the year ended December 31, 2019 as these expenses are not expected to have a continuing impact on the operating results of the combined company.

(b)	Represents an elimination of interest expense due to the repayment of Zafgen’s Term Loan, which was repaid as part of the Merger.

(c)

To reflect an increase in the weighted average shares outstanding for the period after giving effect to the issuance of Zafgen common stock in connection with the merger. As the combined company is in a net loss position, any adjustment for potentially dilutive shares would be anti-dilutive, and as such basic and diluted loss per share are the same. The following table presents these pro forma adjustments without giving effect to the reverse stock split, as follows (presented on a weighted average basis):

Year Ended December 31, 2019
Weighted average shares of Chondrial Common Stock outstanding (before giving effect to the Common Stock Exchange Ratio and the Reverse Stock Split)	100
Common Stock Exchange Ratio	730,950.0000

Subtotal	73,095,000

Reverse Stock Split Ratio	12.0000

Weighted average shares of Chondrial Common Stock outstanding immediately prior to the closing of the Merger (after giving effect to the Common Stock Exchange Ratio and the Reverse Stock Split)	6,091,250
Shares of Zafgen Common Stock outstanding immediately prior to the closing of the Merger (after giving effect to the Reverse Stock Split)	3,124,337

Pro forma combined weighted average number of common shares outstanding—basic and diluted	9,215,587

(7)	Private Placement

The unaudited pro forma combined statements include pro forma adjustments associated with the Private placement that are (1) directly attributable to the private placement and (2) factually supportable. The pro forma adjustment is as follows:

(a)

To reflect an increase in the weighted average shares outstanding for the period after giving effect to the issuance of 6,105,359 Shares of the Company’s Common Stock, Pre-Funded warrants to purchase an aggregate of 628,403 shares of the Company’s Common Stock for a price of $0.01 per share and the issuance of 35,260 shares of our common stock MTS Health Partners who served as placement agent to the Company in connection with the private placement.